EXHIBIT 99(b)

CERTIFICATION PURSUANT TO

18 U.S.C SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided in connection with the Annual Report of United Rentals, Inc. and United Rentals (North America), Inc. (the “Companies”) for the year ended December 31, 2002. Such report is comprised of an Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A (the “Report”). I, John N. Milne, President and Chief Financial Officer of the Companies, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	the Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

/s/    JOHN N. MILNE

John N. Milne

President and Chief Financial Officer

June 23, 2003

A signed original of this written statement required by Section 906 has been provided to United Rentals, Inc. and United Rentals (North America), Inc. and will be retained by such companies and furnished to the Securities and Exchange Commission or its staff upon request.